EXHIBIT 10.4.1




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                                   $40,000,000

                                WAREHOUSING LINE
                           REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                                 HOMEGOLD, INC.

                                       AND

                  HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.



                             DATED AS OF MAY 2, 2000



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                                TABLE OF CONTENTS
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
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                                                                                                               Page
SECTION 1.        DEFINITIONS; INTERPRETATION...................................................................-1-
         Section 1.1.      Definitions..........................................................................-1-
         Section 1.2.      Interpretation.......................................................................-8-

SECTION 2.        THE CREDIT....................................................................................-9-
         Section 2.1.      The Revolving Credit.................................................................-9-
         Section 2.2.      Applicable Interest Rates............................................................-9-
         Section 2.3.      Minimum Borrowing Amounts............................................................-9-
         Section 2.4.      Borrowing Procedures.................................................................-9-
         Section 2.5.      Prepayments.........................................................................-10-
         Section 2.6.      The Note............................................................................-11-
         Section 2.7.      Commitment Terminations.............................................................-11-
         SECTION 2.8       TERMINATION/NON-USAGE FEE...........................................................-11-
         SECTION 2.9       EXTENSION OF THE TERMINATION DATE...................................................-12-

SECTION 3.        FEES AND PAYMENTS............................................................................-12-
         Section 3.1.      Transaction, Processing and Custodial Fees..........................................-12-
         Section 3.2.      Audit Fees..........................................................................-12-
         Section 3.3.      Place and Application of Payments...................................................-12-

SECTION 4.        THE COLLATERAL AND GUARANTY..................................................................-13-
         Section 4.1.      The Collateral......................................................................-13-
         Section 4.2.      Further Assurances..................................................................-13-
         Section 4.3.      Guaranty............................................................................-13-

SECTION 5.        REPRESENTATIONS AND WARRANTIES...............................................................-13-
         Section 5.1.      Organization and Qualification......................................................-13-
         Section 5.2.      Subsidiaries........................................................................-14-
         Section 5.3.      Corporate Authority and Validity of Obligations.....................................-14-
         Section 5.4.      Use of Proceeds.....................................................................-14-
         Section 5.5.      Financial Reports...................................................................-15-
         Section 5.6.      No Material Adverse Change..........................................................-15-
         Section 5.7.      Full Disclosure.....................................................................-15-
         Section 5.8.      Good Title..........................................................................-15-
         Section 5.9.      Investment Company..................................................................-15-
         Section 5.10.     Litigation and Other Controversies..................................................-15-
         Section 5.11.     Taxes...............................................................................-16-
         Section 5.12.     Approvals...........................................................................-16-
         Section 5.13.     Affiliate Transactions..............................................................-16-
         Section 5.14.     ERISA...............................................................................-16-
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                                      -i-
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
         Section 5.15.     Compliance with Laws................................................................-16-
         Section 5.16.     Other Agreements....................................................................-17-
         Section 5.17.     No Defaults.........................................................................-17-
         Section 5.18.     Merger Agreements, etc..............................................................-17-

SECTION 6.        CONDITIONS PRECEDENT.........................................................................-18-
         Section 6.1.      Initial Loan........................................................................-18-
         Section 6.2.      All Loans...........................................................................-19-

SECTION 7.        COVENANTS....................................................................................-19-
         Section 7.1.      Maintenance of Business.............................................................-19-
         Section 7.2.      Maintenance of Property.............................................................-19-
         Section 7.3.      Taxes and Assessments...............................................................-20-
         Section 7.4.      Insurance...........................................................................-20-
         Section 7.5.      Financial Reports...................................................................-20-
         Section 7.6.      [RESERVED]..........................................................................-21-
         Section 7.7.      Liens...............................................................................-22-
         Section 7.8.      Mergers, Consolidations and Sales...................................................-22-
         Section 7.9.      ERISA...............................................................................-22-
         Section 7.10.     Compliance with Laws................................................................-22-
         Section 7.11.     Burdensome Contracts with Affiliates................................................-22-
         Section 7.12.     Maintenance of Subsidiaries.........................................................-22-
         Section 7.13.     Change in the Nature of Business....................................................-23-
         Section 7.14.     Net Worth...........................................................................-23-
         Section 7.15.     Leverage Ratio......................................................................-23-
         Section 7.16.     Net Income..........................................................................-23-
         Section 7.17.     [INTENTIONALLY OMITTED].............................................................-23-

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES...............................................................-23-
         Section 8.1.      Events of Default...................................................................-23-
         Section 8.2.      Remedies - Certain Events of Default................................................-25-
         Section 8.3.      Remedies - Other Events of Default..................................................-25-
         Section 8.4.      Expenses............................................................................-25-

SECTION 9.        MISCELLANEOUS................................................................................-26-
         Section 9.1.      No Waiver of Rights.................................................................-26-
         Section 9.2.      Non-Business Day....................................................................-26-
         Section 9.3.      Documentary Taxes...................................................................-26-
         Section 9.4.      Survival of Representations.........................................................-26-
         Section 9.5.      Survival of Indemnities.............................................................-26-
         Section 9.6.      Notices.............................................................................-26-
         Section 9.7.      Counterparts........................................................................-27-
         Section 9.8.      Successors and Assigns..............................................................-27-
         Section 9.9.      Amendments..........................................................................-27-
         Section 9.10.     Fees and Indemnification............................................................-27-

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
         Section 9.11.     ....................................................................................-28-
         Section 9.12.     Governing Law.......................................................................-28-
         Section 9.13.     Headings............................................................................-28-
         Section 9.14.     Entire Agreement....................................................................-28-
         Section 9.15.     Terms of Collateral Documents Not Superseded........................................-28-
         Section 9.16.     Construction........................................................................-28-
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                                     -iii-
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                                                                            Page
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                                      -iv-
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                                                                            Page
                                                                            ----

         Exhibit A -       Revolving Credit Note
         Exhibit B -       States In Which Borrower Qualified to do Business
         Exhibit C -       Required Documents
         Exhibit C-1-      Additional Required Documents
         Exhibit D -       Subsidiaries
         Exhibit E -       Borrowing Base Certificate
         Exhibit F -       Compliance Certificate
         Exhibit G -       Pending Litigation
         Exhibit H -       General Underwriting Guidelines

                                CREDIT AGREEMENT
                                ----------------


         THIS CREDIT AGREEMENT dated as of this 2nd day of May, 2000 by and between HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation with its corporate office at 700 North Wood Dale Road, Building 3A, Wood Dale, Illinois 60191 ("Lender") and HOMEGOLD, INC., a South Carolina corporation (the "Borrower").


                                    RECITALS

         WHEREAS, the Borrower has requested the Lender to provide the Borrower with a revolving warehouse line of credit facility for use by the Borrower in connection with its acquisition or origination of mortgage loans and, subject to the terms and conditions set forth herein, the Lender has agreed to provide such facility.

         NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:


SECTION 1.        DEFINITIONS; INTERPRETATION

         SECTION 1.1. DEFINITIONS. The following terms when used herein have the following meanings:

         "ADDITIONAL REQUIRED DOCUMENTS" shall mean with respect to any Mortgage Loan, those items listed on EXHIBIT C-1 hereto.

         "AFFILIATE" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "APPLICABLE ADVANCE RATE" means, initially, 100% as such percentage may from time to time be reduced by the Lender in its sole discretion upon written notice to the Borrower, it being acknowledged and agreed that the initial Applicable Advance Rate has been determined by the Lender, in part based upon current returns for sales of mortgaged loans in the secondary market and in the event the Lender determines in its sole discretion that there has been an adverse change in such market it intends to reduce the Applicable Advance Rate hereunder.

         "AVERAGE MONTHLY LOAN BALANCE" means, for any calendar month, the quotient obtained by dividing (a) the sum of the unpaid principal balance of all Loans outstanding for each day during such month by (b) the number of days in such month.

         "BORROWING BASE" means, as of any time it is to be determined the lesser of (a) the Applicable Advance Rate times the then outstanding unpaid principal amount of Eligible Mortgage Loans or (b) market value (as determined by the Lender in its sole discretion) of Eligible Mortgage Loans.

         "BUSINESS DAY" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois.

         "CAPITAL LEASE" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATION" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease as determined in accordance with GAAP.

         "CLOSING AGENT" means any title company or other Person approved in writing by the Lender.

         "CODE" means the Internal Revenue code of 1986, as amended, and any successor statute thereto.

         "COLLATERAL" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Lender pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" means the Security Agreement and all other security agreements, financing statements and other documents as shall from time to time secure the Note or any other obligations of the Borrower hereunder or in connection herewith.

         "COMMITMENT" is defined in SECTION 2.1 hereof.

         "DEFAULT" means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "DOMESTIC RATE" means for any day the rate per annum then most recently announced by Bank One, N.A., a national banking association, as its corporate base rate at Chicago, Illinois (or if such rate is not being quoted, the rate which is the successor to such rate, and if no successor is being quoted, the rate conceptually equivalent to such rate which the domestic commercial bank having the highest combined capital and surplus of any bank having its principal office in Chicago, Illinois is quoting). The Domestic Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank One, N.A. and the Lender may make commercial loans or other loans at rates of interest at, above or below the Domestic Rate.

         "ELIGIBLE MORTGAGE LOAN" shall mean any Mortgage Loan having all of the following characteristics:

         (i) is the legal, valid and binding obligation of the maker thereof in full force and effect and is enforceable in accordance with its terms;

         (ii) is either a first or second Mortgage Loan which comports in all respects with General Underwriting Guidelines;

         (iii) was made or acquired by the Borrower in the ordinary course of the Borrower's business in accordance with the General Underwriting Guidelines, was in an original principal amount of not less than $10,000 and not more than $400,000, such Mortgage Loan was fully funded and the Borrower holds good and indefeasible sole title to such Mortgage Loan subject to no claims, liens, charges or other rights of any other Person other than, in the case of a second Mortgage Loan, the holder of a Permitted First Mortgage Lien;

         (iv) no payment under such Mortgage Loan is more than thirty (30) days past the due date set forth in the underlying promissory note and mortgage (or deed of trust);

         (v) the Lender has a perfected Lien and security interest in such Mortgage Loan free and clear of any Liens or claims of any other Person except, in the case of a second Mortgage Loan, the holder of a Permitted First Mortgage Lien;

         (vi) such Mortgage Loan has not been included in the Borrowing Base for more than ninety (90) days;

         (vii) such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof and is not a Rewritten Mortgage Loan;

         (viii) such Mortgage Loan is secured by a valid and subsisting first or second, as the case may be, mortgage lien of record on the Property covered by the related mortgage or deed of trust subject only to (1) the Lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public records, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of the Property as set forth in such appraisal; (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related Property; or (4) in the case of a second Mortgage Loan, a Permitted First Mortgage Lien;

         (ix) such Mortgage Loan is free of any default of any party thereto (including the Borrower), offsets, defenses or counterclaims to such Mortgage Loan, including the obligation of the related obligor to pay the unpaid principal and interest on the underlying promissory note and free from any rescission, cancellation or avoidance whether by operation of law or otherwise;

         (x) a lender's title insurance policy, issued standard American Land Title Association form, or such other form satisfactory to the Lender by the applicable Closing Agent, in favor of the Borrower and such Borrower's successors and assigns (or the original lender and such lender's successors and assigns) in an amount at least equal to the original principal amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the related Property subject only to exceptions described in clause (viii) above, was effective on the date of the origination or acquisition, as the case may be, of such Mortgage Loan, and, such policy will be valid and thereafter such policy shall continue in full force and effect;

         (xi) the Property subject to such Mortgage Loan is Property which is zoned and suitable for residential purposes;

         (xii) there is no proceeding pending or threatened for the total or partial condemnation of the Property subject to such Mortgage Loan, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, earthquake, earth movement or other casualty;

         (xiii) no improvements on adjoining property encroach upon the Property subject to such Mortgage Loan, and are stated in the title insurance policy and affirmatively insured and such Property constitutes a legally subdivided parcel separate from any real property not covered by the Mortgage;

         (xiv) with respect to each Mortgage Loan secured by a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the owners to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related mortgagor;

         (xv) the mortgage (or deed of trust) securing such Mortgage Loan contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure and the Borrower is duly licensed to conduct business and is in good standing in the state in which the related Property is located. There is no homestead or other exemption available which could materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related mortgage;

         (xvi) an appraisal satisfying the General Underwriting Guidelines was performed with respect to each Mortgage Loan;

         (xvii) the Borrower has no knowledge that there exist on the Property subject to such Mortgage Loan any hazardous materials, regulated substances, hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

         (xviii) such Mortgage Loan shall not be due from an Affiliate, subsidiary, officer or employee of any Borrower, from the United States or any agency or department thereof; or from any foreign debtor or borrower;

         (xix) such Mortgage Loan is and shall be evidenced by only one original mortgage note;

         (xx) each mortgage (or deed of trust) or an assignment thereof relating to such Mortgage Loan shall identify the Borrower, as the mortgagee;

         (xxi) the Required Documents for said Mortgage Loan have been delivered to the Lender or to the applicable Closing Agent which has agreed to send such Required Documents to the Lender within three (3) Business Days from the date of funding of the Loan related to said Mortgage Loan pursuant to an Escrow Agreement satisfactory to the Lender prior to the inclusion of said Mortgage Loan in the Borrowing Base and, if the Lender has so requested in writing, the Additional Required Documents have also been delivered to the Lender or the applicable Closing Agent on terms and conditions set forth above;

         (xxii) said Mortgage Loan was closed and recorded on the date first included in the Borrowing Base.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "ESCROW AGREEMENT" means an agreement between a Closing Agent and the Lender in such form as is acceptable to the Lender.

         "EVENT OF DEFAULT" means any event or condition specified in SECTION
8.1 hereof.

         "GAAP" means generally acceptable accounting principles as in effect from time to time, applied by the Borrower and its Subsidiaries as a basis consistent with the preparation of the Borrower's most recent financial statements furnished to the Lender pursuant to SECTION 5.5 hereof.

         "GENERAL UNDERWRITING GUIDELINES" shall mean the general underwriting guidelines set forth on EXHIBIT H hereto.

         "GUARANTY" shall mean a Guaranty satisfactory to the Lenders from the Guarantors.

         "GUARANTORS" shall mean the Parent, the Affiliates of the Borrower signatories to the Guaranty and all Subsidiaries of the Borrower other than special purpose Subsidiaries formed in connection with loan securitizations.

         "HOMESENSE" MEANS HOMESENSE FINANCIAL CORP., a South Carolina corporation.

         "HOMESENSE CREDIT AGREEMENT" means that certain Credit Agreement dated September 13, 1999 between Homesense and Lender.

         "INDEBTEDNESS FOR BORROWED MONEY" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "LIEN" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

         "LOANS" means and includes loans made under the Revolving Credit, and each of them singly.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty and the Collateral Documents.

         "MATERIAL PLAN" is defined in SECTION 8.1(J) hereof.

         "MERGER" means the merger and related transactions contemplated by the Merger Agreements.

         "MERGER AGREEMENTS" means that certain Reorganization Agreement dated as of February 29, 2000 by and among Borrower, Homesense Financial Corp. and certain affiliates of Homesense Financial Corp. together with all other agreements and documents executed and delivered in connection therewith.

         "MORTGAGE LOAN" shall mean a loan secured by real estate including without limitation: (i) a promissory note and related mortgage (or deed of trust) and any other security documents, (ii) all reserves, guaranties and insurance policies, including without limitation, all mortgage and title insurance policies and rights of the owner of such loan to retain all or any part of such reserves or to return premiums or payments with respect thereto and (iii) all right, title and interest of the owner of such Mortgage Loan in the Property covered by said mortgage (or deed of trust).

         "NET INCOME" means, with reference to any period, the net income (or net loss) of the Parent and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

         "NET WORTH" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interest in Subsidiaries) which would appear on the balance sheet of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "NOTE" is defined in SECTION 2.6 hereof.

         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and all other obligations of the Borrower to the Lender arising under the Loan Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PARENT" means Homegold Financial, Inc., a South Carolina corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "PERMITTED FIRST MORTGAGE LIEN" means any first mortgage lien permitted under General Underwriting Guidelines.

         "PERSON" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "PLAN" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "REQUIRED DOCUMENTS" means, with respect to any Mortgage Loan, those items listed on EXHIBIT C hereto.

         "REVOLVING CREDIT" is defined in SECTION 2.1 hereof.

         "REWRITTEN MORTGAGE LOAN" means any Mortgage Loan in respect of which
(i) the original terms have been rewritten, restructured or otherwise modified or (ii) forbearance has been granted; PROVIDED, HOWEVER, that a Rewritten Mortgage Loan shall not include a Mortgage Loan as to which the Borrower has permitted an assumption or granted a partial release in accordance with its prior practices and consistent with General Underwriting Guidelines.

         "SECURITY AGREEMENT" means that certain Security Agreement dated of even date herewith among the Borrower, the Guarantors and the Lender, as the same may from time to time be amended.

         "SUBSIDIARY" means any corporation or other entity of which more than fifty percent (50%) of the outstanding voting stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

         "TERMINATION DATE" shall mean April 30, 2001, as the same may be extended pursuant to SECTION 2.9 hereof or such earlier date on which the Commitment is terminated in whole pursuant to SECTIONS 2.6, 8.2 OR 8.3 hereof.

         TOTAL LIABILITIES" means, as of any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "WELFARE PLAN" means a "WELFARE PLAN," as defined in Section 3(1) of ERISA.

         "WHOLLY-OWNED" means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) or other comparable equity interests shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2. INTERPRETATION. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2.        THE CREDIT

         SECTION 2.1. THE REVOLVING CREDIT. Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the "REVOLVING CREDIT") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $40,000,000 (the "Commitment") (subject to any reductions thereof pursuant to the terms hereof) or (ii) the Borrowing Base as then determined and computed, which may be availed of by the Borrower in its discretion from time to time, be repaid and used again, to and including the Termination Date.

         SECTION 2.2. APPLICABLE INTEREST RATES. (a) PRE-DEFAULT RATE. Each Loan made by the Lender shall bear interest (computed on the basis of a year of 365 or 366 days as the case may be for actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum determined by adding one fourth of one percent (.25%) to the Domestic Rate from time to time in effect, payable on the dates provided in SECTION 2.5 hereof and at maturity (whether by acceleration or otherwise).

         (b) DEFAULT RATE. If any payment (including any required prepayment) of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 365 or 366 as the case may be for actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of six percent (6%) PLUS the Domestic Rate from time to time in effect.

         SECTION 2.3. MINIMUM BORROWING AMOUNTS. Each Loan shall be in an amount not less than $10,000.

         SECTION 2.4. BORROWING PROCEDURES. (a) NOTICE TO THE LENDER. The Borrower shall give telephonic or telecopy notice to the Lender (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 3:30 p.m. (Chicago time) one Business Day prior to the date of any requested Loan. Each such notice shall (i) specify the date of the requested Loan (which shall be a Business Day) and the amount of the requested Loan and (ii) be accompanied by copies of the Required Documents (other than item nos. 2, 3 and 5 specified on Exhibit C for the Eligible Mortgage Loan(s) supporting such Loan. The Borrower agrees that the Lender may rely on any such telephonic or telecopy notice given by any person the Lender in good faith believes is authorized to request loans on behalf of the Borrower without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Lender has acted in reliance thereon.

         (b) DISBURSEMENT OF LOANS. Subject to SECTION 6 hereof, the Lender shall make the proceeds of each Loan available to the Borrower by crediting the same to the Remittance Account not later than the close of business on the date of such borrowing and, Borrower hereby directs Lender , unless the Lender in its sole discretion agrees otherwise, to wire transfer such proceeds directly to the Closing Agent in accordance with the relevant Escrow Agreement. The Lender and the Borrower acknowledge and agree that Borrower may from time to time make deposits from its own funds ("ADDITIONAL BORROWER DEPOSITS") into the Remittance Account which shall be held, subject to the security interest in favor of the Lender therein pursuant to the Security Agreement, for the account of the Borrower and the Lender agrees that it will, so long as no Default or Event of Default shall have occurred and be continuing, in connection with any wire transfer of Loan proceeds to a Closing Agent also include in such wire transfer an amount of Additional Borrower Deposits as Borrower shall designate to cover costs and fees owing by Borrower in connection with the funding or purchase of the related Mortgage Loans. The Borrower acknowledges that the Remittance Account is a non-interest bearing account and accordingly, it shall not be entitled to any interest or other additional amounts on account of Additional Borrower Deposits.

         SECTION 2.5. PREPAYMENTS. (a) VOLUNTARY. Subject to SECTION 2.8 hereof, the Borrower may prepay on any Business Day without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $10,000) any Loans at any time on one Business Day's prior notice to the Lender by no later than 1:00 p.m. (Chicago time), such prepayment to be made by the payment of the principal amount to be prepaid together with accrued interest thereon and any expenses owing in connection therewith.

         (b) MANDATORY. (i) Concurrently with each reduction of the Commitment (whether voluntarily pursuant to SECTION 2.7 or otherwise) the Borrower shall prepay the Note by the amount, if any, necessary so that the aggregate outstanding principal balance of the Note shall not exceed the Commitment as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid plus accrued interest thereon and any expenses owing in connection therewith.

         (ii) The Borrower covenants and agrees that in the event that the outstanding principal amount of the Note shall at any time and for any reason exceed the Borrowing Base as then determined and computed, the Borrower shall immediately without notice or demand pay over the amount of the excess to the Lender as and for a mandatory prepayment on the Note plus accrued interest, fees and expenses owing with respect to the amount so prepaid.

         (iii) Borrower shall cause (x) all proceeds (including without limitation all amounts payable with respect to principal, interest and premium) from sales of Mortgage Loans, (y) any payment on any Mortgage Loan which exceeds 2% of the original principal amount of such Mortgage Loan and (z) from and after written request by the Lender to do so, all Collateral Payments (as defined in the Security Agreement) in respect of the Mortgage Loans to be deposited directly into the Remittance Account. On the 10th and 25th of each month (a "Settlement Date"), all amounts on deposit in the Remittance Account shall, so long as no Default or Event of Default shall have occurred and be continuing, be applied as follows:

                           (aa) first to the payment of all fees, expenses and
                  interest owing in respect of the Loan(s) made hereunder in reliance on the Mortgage Loan(s) sold during the period commencing the immediately preceding Settlement Date and ending on the Business Day immediately preceding the relevant Settlement Date or in the case of first Settlement Date occurring after the date hereof, the period commencing the date hereof and ending on the Business Day immediately preceding such Settlement Date (a "Settlement Period");

                           (bb) second, to any other Obligations owing
                  hereunder;

                           (cc) third, to the payment of all principal owing in
                  respect of the Loans made hereunder in reliance on the Mortgage Loan(s) sold during the relevant Settlement Period; and

                           (dd) fourth, to the Borrower or to whomever the
                  Lender determines to be lawfully entitle thereto.

         (c) REBORROWINGS. Any amount paid or prepaid on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         SECTION 2.6. THE NOTE. (a) All Loans made to the Borrower by the Lender shall be evidenced by a single Revolving Credit Note of the Borrower in the form of EXHIBIT A hereto (such Revolving Credit Note, as the same may from time to time be amended, together with any notes executed in replacement thereof are hereinafter referred to as the "NOTE"). Such Note shall be dated the date of issuance thereof and be payable to the order of the Lender in the principal amount of its Commitment.

         (b) The Lender shall record on its books or records or on a schedule to the Note the amount of each Loan made by it to the Borrower, and all payments of principal and interest and the principal balance from time to time outstanding thereon; PROVIDED THAT prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of the Lender or on a schedule to any Note, shall be prima facie evidence as to all such amounts; PROVIDED, HOWEVER, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon.

         SECTION 2.7. COMMITMENT TERMINATIONS. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days' prior written notice to the Lender to terminate without premium or penalty, in whole but not in part, the Commitment. Any termination of Commitment pursuant to this SECTION
2.7 may not be reinstated and concurrently with any such termination, the Borrower shall pay to the Lender all outstanding Obligations owing to Lender, together with any fee owing pursuant to Section 2.8 hereof.

         SECTION 2.8 TERMINATION/NON-USAGE FEE. If, during the period ending April 30, 2001, either the Borrower shall terminate the Commitment pursuant to
Section 2.7 hereof or the Average Monthly Loan Balance during any calendar month is less than 10% of the Commitment amount, Borrower shall immediately pay Lender a fee equal to 2% of the Commitment amount.

         SECTION 2.9 EXTENSION OF THE TERMINATION DATE. The Borrower, pursuant to a written request delivered to Lender not more than 120, nor less than 60 days prior to the then scheduled Termination Date, may request the Lender to extend the Commitment for an additional one year period, expiring on the anniversary of the then scheduled Termination Date. The Lender shall notify Borrower within 30 days of its receipt of such request whether it agrees to such extension in which event the Commitment shall be extended for an additional one year period as so requested. In the event Lender shall either fail to respond or refuse to agree to such request, the Termination Date shall remain as scheduled.

         SECTION 3.        FEES AND PAYMENTS

         SECTION 3.1.      TRANSACTION, PROCESSING AND CUSTODIAL FEES.

         (a) The Borrower shall pay to the Lender wire transfer fees in an amount equal to $15.00 per wire transfer together with such processing fees and other charges as the Lender from time to time customarily imposes in connection with the disbursement and administration of Loans hereunder, such fees to be paid in accordance with SECTION 2.5 hereof.

         (b) The Borrower shall also pay to the Lender a custody fee in the amount of $35 for each Mortgage Loan pledged to secure Loans made hereunder, such fee to be due and payable on the date each such Loan is repaid hereunder, whether on the relevant Settlement Date or otherwise.

         SECTION 3.2. AUDIT FEES. The Borrower shall pay to the Lender the Lender's costs and expenses in connection with audits of the Collateral performed by the Lender or its agents or representatives; PROVIDED, HOWEVER, that in the absence of any Default or Event of Default, the Borrower shall not be required to reimburse the Lender for more than two (2) such audit(s) per calendar year.

         SECTION 3.3. PLACE AND APPLICATION OF PAYMENTS. All payments of principal and interest on the Loans and all payments of fees and all other amounts payable under this Agreement shall be made by wire transfer or other immediately available funds at the place of payment to the Lender by no later than 1:00 p.m. (Chicago time) at the principal office of the Lender in Wood Dale, Illinois (or such other location as the Lender may designate to the Borrower). Any payments received after such time shall be deemed to have been received by the Lender on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Note and all proceeds of Collateral received, in each instance, by the Lender after the occurrence of an Event of Default shall be applied as follows:

                  (a) first to the payment of any outstanding costs and expenses incurred by the Lender in monitoring, verifying, protecting, preserving or enforcing any liens on the Collateral or in protecting, preserving or enforcing rights hereunder or under any other Loan Document, and in any event including all costs and expenses of a character which the Borrower has agreed to pay under SECTION 9.10 hereof;

                  (b) second to the payment of any outstanding interest or other fees or amounts due hereunder, under the Note or any other Loan Document other than for principal;

                  (c) third to the payment of principal owing on the Note; and

                  (d) fourth to the Borrower or whomever may be lawfully entitled thereto.

         SECTION 4.        THE COLLATERAL AND GUARANTY

         SECTION 4.1. THE COLLATERAL. The Note and the other obligations of the Borrower hereunder and under the other Loan Documents shall be secured by valid and perfected first priority Liens pursuant to the Security Agreement in favor of the Lender on all of the Borrower's and Guarantor's now existing and hereafter arising or acquired Mortgage Loans which are included in the Borrowing Base or which are transferred to the custody and control of the Lender and all accounts, general intangibles, instruments, documents, records and other rights and properties related to such Mortgage Loans (as more fully described in the Security Agreement) together with all proceeds relating thereto.

         SECTION 4.2. FURTHER ASSURANCES. The Borrower covenants and agrees that it will, and will cause each Guarantor to, comply with all terms and conditions of each of the Collateral Documents and that it will, at any time, and from time to time as requested by the Lender, execute and deliver such further instruments and agreements and do such acts and things as or the Lender may deem necessary or appropriate to provide for or protect or perfect the lien of the Lender in the Collateral.

         SECTION 4.3. GUARANTY. The Obligations and all other indebtedness of the Borrower to the Lender shall at all times be guaranteed by the Guarantors pursuant to the Guaranty.


         SECTION 5.        REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Borrower is duly organized, validly existing and in good standing under the laws of the State of South Carolina, has full and adequate corporate power to own its Property and to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, including without limitation, the states listed on EXHIBIT B hereto except as otherwise disclosed in writing to the Lender and except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the operations of the Borrower or its Subsidiaries taken as a whole unless such failure would affect the ability of the Borrower to enforce payment of any part of the Collateral. EXHIBIT B contains a listing of all states in which the Borrower is duly qualified and licensed to do business as of the date hereof.

         SECTION 5.2. SUBSIDIARIES. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized, as the case may be, has full and adequate power to own its Property and carry on its business as conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business as now conducted or proposed to be conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the operations of the Borrower or its Subsidiaries taken as a whole unless such failure would affect the ability of the Borrower to enforce payment of any part of the Collateral. EXHIBIT D hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on EXHIBIT D as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

         SECTION 5.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS. The Borrower has full right and authority to enter into the Loan Documents to make the borrowings herein provided for, to grant to the Lender the Liens described in the Collateral Documents, to issue its Note and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms and the Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters or things herein or therein provided for, contravene any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or any charter or by-law provision of the Borrower or any Subsidiary or any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of their respective Properties, or result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary.

         SECTION 5.4. USE OF PROCEEDS. The Loans hereunder shall be used by the Borrower solely for the purchase or funding by it of Eligible Mortgage Loans.

         SECTION 5.5. FINANCIAL REPORTS. The balance sheet of the Borrower as at December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Elliott, Davis & Company, LLP, independent public accountants, and the unaudited balance sheet of the Borrower as at March 31, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three (3) months then ended, heretofore furnished to the Lender, fairly present the financial condition of the Borrower as at such dates and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis; provided that the unaudited financial statements remain subject to normal year end adjustments.

         SECTION 5.6. NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, except changes in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

         SECTION 5.7. FULL DISCLOSURE. The statements and information furnished to the Lender in connection with the negotiation of this Agreement and the commitment by the Lender to provide the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained therein or herein not misleading, the Lender acknowledging that as to any projections furnished to the Lender, the Borrower does not warrant their accuracy, but only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable at the time such projections were prepared.

         SECTION 5.8. GOOD TITLE. The Borrower and its Subsidiaries have good and defensible title to their respective assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Lender (except for sales of assets by the Borrower and its Subsidiaries in the ordinary course of their respective businesses), subject to no Liens other than such thereof as are permitted by SECTION 7.7 hereof.

         SECTION 5.9. INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.10. LITIGATION AND OTHER CONTROVERSIES. Except as heretofore disclosed in writing to the Lender with respect to litigation or other controversies pending as of the date hereof, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which either (a) involves a claim for $10,000 or more or (b) if adversely determined would (i) impair the validity or enforceability of, or impair the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document or
(ii) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and its Subsidiaries taken as a whole or (iii) have an adverse affect on the Collateral.

         SECTION 5.11. TAXES. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns have been paid except as otherwise disclosed in writing to the Lender and except where such taxes are being contested in good faith and appropriate reserves have been established therefor. The Borrower does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts except as otherwise disclosed in writing to the Lender. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

         SECTION 5.12. APPROVALS. No authorization, consent, license, exemption, filing (except for the filing of financing statements as herein contemplated) or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower of this Agreement or any other Loan Document.

         SECTION 5.13. AFFILIATE TRANSACTIONS. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries of the Parent which are Guarantors) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

         SECTION 5.14. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with ERISA to the extent applicable to them and have received no notice to the contrary from the PBGC or any other governmental entity or agency. As of December 31, 1999, the Borrower and its Subsidiaries would have had no liability to PBGC in respect of Unfunded Vested Liabilities if all employee pension benefit plans maintained by the Borrower and its Subsidiaries had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty under ERISA or the Code or in connection with any Plan. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and liability for post-retirement medical and life insurance benefits.

         SECTION 5.15. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries are in compliance in all material respects with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and any other federal, state and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances), non-compliance with which could have a material adverse effect on either (a) the financial condition, Properties, business or operations of the Borrower and its Subsidiaries, taken as a whole or (b) the Collateral. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary.

         SECTION 5.16. OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, any Subsidiary or any of their Properties.

         SECTION 5.17. NO DEFAULTS. No Default or Event of Default has occurred and is continuing.

         SECTION 5.18. MERGER AGREEMENTS, ETC. (a) The Borrower has heretofore furnished the Lender a true and correct copy of the Merger Agreements and all amendments thereto.

         (b) Each of Borrower and to the Borrower's knowledge, each other party to the Merger Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Merger Agreements and the consummation of transactions contemplated thereby.

         (c) The Merger will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Borrower and, to Borrower's knowledge, each other party to the Merger Agreements in connection with the Merger will be, prior to consummation of the Merger, duly obtained and will be in full force and effect. As of the date of the Merger Agreements, all applicable waiting periods with respect to the Merger will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Merger.

         (d) The execution and delivery of the Merger Agreements by the Borrower did not, and the consummation of the Merger will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Borrower or, to the best of Borrower's knowledge, any other party to the Merger Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Borrower is a party or by which the Borrower is bound or, to the best of the Borrower's knowledge, to which any other party to the Merger Agreements is a party or by which any such party is bound.

         (e) No statement or representation made in the Merger Agreements by the Borrower or, to the best of the Company's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not materially misleading.


         SECTION 6.        CONDITIONS PRECEDENT

         The obligation of the Lender to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent:

         SECTION 6.1. INITIAL LOAN. Prior to the making of the initial Loan hereunder:

         (a) The Lender shall have received the favorable written opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Borrower, in form and substance satisfactory to the Lender and Lender shall have received all opinions delivered in connection with the Merger, which opinions shall state, or be accompanied by letters which state that the Lender may rely thereon;

         (b) The Lender shall have received (i) certified copies of resolutions of the Board of Directors of the Borrower and the Guarantors, authorizing the execution and delivery of this Agreement and the other Loan Documents, indicating the authorized signers of this Agreement and the other Loan Documents and all other documents relating thereto, the persons authorized to request Loans hereunder and the specimen signatures of such signers, and (ii) copies of certificates of good standing certified by the appropriate governmental officer in the jurisdiction of the Borrower's and each Guarantor's incorporation;

         (c) The Lender shall have received this Agreement, the Note and the other Loan Documents, together with any financing statements and amendments to existing financing statements requested by the Lender in connection therewith;

         (d) The Lender shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents;

         (e) The Lender shall have received certified copies of the Borrower's articles of incorporation and by-laws and all amendments thereto through the date hereof.

         (f) The Lender shall have received evidence or assurances satisfactory to it of the accuracy of the representations contained in SECTION 5.15 hereof.

         (g) Homesense shall have terminated the Commitment in its entirety of the Lender pursuant to the Homesense Credit Agreement.

         (h) The Merger shall have become effective in accordance with the terms of the Merger Agreements.

         SECTION 6.2. ALL LOANS. As of the time of the making of each Loan (including the initial Borrowing):

         (a) The Lender shall have received the notice and copies of the documents required by Section 2.4 hereof and a fully executed Escrow Agreement from the relevant Closing Agent(s).

         (b) Each of the representations and warranties of the Borrower set forth in Section 6 hereof shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

         (c) The Borrower shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing;

         (d) After giving effect to the Loan, the aggregate principal amount of all Loans hereunder shall not exceed the lesser of (i) the Borrowing Base and
(ii) the Commitment; and

         (e) Such Loan shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Lender.

         Each request for a Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in this SECTION 6.2.

         SECTION 7.        COVENANTS

         The Borrower agrees that, so long as any Commitment is available to or any Obligations are outstanding hereunder, except to the extent compliance in any case or cases is waived in writing by the Lender:

         SECTION 7.1. MAINTENANCE OF BUSINESS. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect its corporate existence and all licenses, permits and franchises necessary to the proper conduct of its business.

         SECTION 7.2. MAINTENANCE OF PROPERTY. The Borrower will maintain, preserve and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and will cause each Subsidiary to do so in respect of Property owned or used by it.

         SECTION 7.3. TAXES AND ASSESSMENTS. The Borrower will duly pay and discharge, and will cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         SECTION 7.4. INSURANCE. The Borrower will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower will insure, and cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrower will upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         SECTION 7.5. FINANCIAL REPORTS. The Parent and the Borrower will maintain a standard and modern system of accounting in accordance with GAAP and will furnish to the Lender and its duly authorized representatives such information (including financial statements) respecting the business and financial condition of the Parent and its Subsidiaries as the Lender may reasonably request; and without any request, will furnish to the Lender:

         (a) as soon as available, and in any event within ten (10) days after the end of each calendar month, a borrowing base certificate in the form attached hereto as EXHIBIT E showing the computation of the Borrowing Base in reasonable detail as of the close of such monthly period, certified to by the chief financial officer of the Borrower;

         (b) as soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of the consolidated and consolidating balance sheet and consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such period, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP, together with a report on the aging of Mortgage Loans and a report of charge-offs, recoveries and repossession of collateral with respect to Mortgage Loans all in reasonable detail prepared by the Borrower, and in each case certified to by the chief financial officer of the Parent;

         (c) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Parent, a copy of the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the close of such fiscal year and the consolidated and consolidating statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Elliott, Davis & Company, LLP or another firm of independent public accountants of recognized standing, selected by the Parent and satisfactory to the Lender, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated and consolidating financial condition of the Parent and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (d) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of any management letters on internal accounting controls of the Parent or any Subsidiary prepared by its independent public accountants;

         (e) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of any internal audit reports (with responses, when available) with respect to the Parent or any Subsidiary prepared by its controller's office or other in-house staff accountants;

         (f) not later than thirty (30) business days after receipt by the Borrower or Parent thereof, a copy of each audit made by any regulatory agency of the books and records of the Parent or any of its Subsidiaries; and

         (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower or Parent , written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary, or any Guarantor which involves an amount of $10,000 or more or which, if adversely determined, would have a material adverse effect the financial condition, Properties, business or operations of the Borrower and its Subsidiaries, taken as a whole, or any Guarantor or of the occurrence of any Default or Event of Default hereunder and
(ii) any material dispute or claim relating to any Mortgage Loan.

         Each of the financial statements furnished to the Lender pursuant to clauses (b) and (c) of this Section shall be accompanied by a written compliance certificate in the form attached hereto as EXHIBIT F signed by the chief financial officer of the Borrower to the effect that to the best of the chief financial officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of SECTIONS 7.14, 7.15 and
7.16 of this Agreement

         SECTION 7.6.      [RESERVED]

         SECTION 7.7. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Collateral owned by the Borrower or any Subsidiary.

         SECTION 7.8. MERGERS, CONSOLIDATIONS AND SALES. The Borrower will not, nor will it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable (other than sales of mortgages not constituting Collateral in the ordinary course of business and sales of Collateral permitted under the Security Agreement). The sale, lease, transfer or other disposition of 5% of the assets of the Borrower or any Subsidiary shall be deemed substantial for the foregoing purposes.

         SECTION 7.9. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrower will, and will cause each Subsidiary to, promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

         SECTION 7.10. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply in all material respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Collateral, Properties or business operations of the Borrower or any Subsidiary, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Borrower or any Subsidiary or could result in a Lien upon any of their Property. The Borrower agrees, at intervals reasonably acceptable to the Lender, to make periodic inspections of the documentation relating to mortgage loans made or acquired by it to monitor compliance of the same with applicable law and to provide the Lender with the results of such inspections.

         SECTION 7.11. BURDENSOME CONTRACTS WITH AFFILIATES. The Borrower will not, nor will it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

         SECTION 7.12. MAINTENANCE OF SUBSIDIARIES. The Borrower will not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any Voting Stock of a Subsidiary, provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any voting stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary nor shall it prevent the pledges of such subsidiary stock existing as of the date hereof.

         SECTION 7.13. CHANGE IN THE NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Borrower or any Subsidiary on the date of this Agreement.

         SECTION 7.14. NET WORTH. The Parent shall, at the end of each month (commencing August 31, 2000) have Net Worth of not less than $10,000,000.

         SECTION 7.15. LEVERAGE RATIO. The Parent shall not at any time have a ratio of Total Liabilities to Net Worth (the "LEVERAGE RATIO") of more than 35 to 1.0

         SECTION 7.16. NET INCOME. The Parent shall for each fiscal quarter commencing on or after July 1, 2000 have positive Net Income for such quarter.

         SECTION 7.17. [INTENTIONALLY OMITTED]


SECTION 8.        EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder:

         (a) default in the payment when due of all or any part of the principal of or interest on the Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Borrower hereunder or by the Borrower under any other Loan Document; or

         (b) default in the observance or performance of any covenant set forth in SECTIONS 7.5, 7.8, 7.9 or 7.13 or 7.14 through 7.17 hereof; or

         (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which written notice thereof is given to the Borrower by the Lender; or

         (d) any representation or warranty made by the Borrower herein or by Borrower or any Guarantor in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

         (e) any event occurs or condition exists (other than those described in clauses (a) through (d) above) which is specified as an Event of Default under any Loan Document, or any Loan Document shall for any reason not be or shall cease to be in full force and effect, or any Loan Document is declared to be null and void or any Guarantor or Borrower shall attempt to terminate or contest in any manner the validity, binding nature or enforceability of any Loan Document; or

         (f) default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Guarantor or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for

Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

         (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any Guarantor or against any of their Property, and in each case which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

         (h) either (i) 40% of the issued and outstanding shares of the capital stock of the Parent ceases at any time and for any reason (including death or incapacity) to be owned, legally and beneficially, by Ronald J. Sheppard or (ii) a majority of the Members of the Board of Directors of the Borrower shall cease to be Continuing Members (for purposes of the foregoing, "CONTINUING MEMBERS" means a member of the Board of Directors of the Borrower on the date of the initial Loan hereunder or (iii) the Parent ceases to own 100% of the issued and outstanding capital stock of the Borrower; or

         (i) Ronald J. Sheppard shall at any time and for any reason (including death or incapacity) cease to be actively involved in the day-to-day management of the Borrower.

         (j) the Borrower, any Guarantor or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $1,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Borrower, any Guarantor or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower, any Guarantor or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

         (k) the Borrower or any Subsidiary or any Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in SECTION 8.1(L) hereof; or

         (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Guarantor or any substantial part of any of their Property, or a proceeding described in SECTION 8.1(K)(V) shall be instituted against the Borrower or any of its Subsidiaries or any Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) days.

         SECTION 8.2. REMEDIES - CERTAIN EVENTS OF DEFAULT. When any Event of Default described in CLAUSES (A) THROUGH (J), both inclusive, of SECTION 8.1 has occurred and is continuing, the Lender may take either or both of the following actions:

         (a) terminate the obligation of the Lender to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

         (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

         SECTION 8.3. REMEDIES - OTHER EVENTS OF DEFAULT. When any Event of Default described in clauses (k) or (L) of SECTION 8.1 has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

         SECTION 8.4. EXPENSES. The Borrower agrees to pay to the Lender, or any other holder of the Note, all costs and expenses incurred or paid by the Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents.

SECTION 9.        MISCELLANEOUS

         SECTION 9.1. NO WAIVER OF RIGHTS. No delay or failure on the part of the Lender or on the part of the holder or holders of the Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Lender and of the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         SECTION 9.2. NON-BUSINESS DAY. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable. If any Settlement Date shall fall on a day which is not a Business Day, such Settlement Date shall be extended to the next succeeding Business Day.

         SECTION 9.3. DOCUMENTARY TAXES. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement, the Note or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         SECTION 9.4. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Note, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         SECTION 9.5. SURVIVAL OF INDEMNITIES. All indemnities with respect to the Loans shall survive the termination of this Agreement and the payment of the Loans and the Note.

         SECTION 9.6. NOTICES. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address or telecopier number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the other, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed to:

                           If to the Borrower:
                           ------------------

                           Homegold, Inc.
                           3901 Pelham Road
                           Greenville, South Carolina 29615
                           Attention:       Kevin Mast
                           Telephone:       864-289-5321
                           Telecopy:        864-289-6301

                           If to the Lender:
                           ----------------

                           Household Commercial Financial Services, Inc. 700 North Wood Dale Road,
                           Building 3A
                           Wood Dale, Illinois 60191
                           Attention:       Robert Carse
                           Telephone:       (630) 350-4237
                           Telecopy:        (630) 616-3260

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; PROVIDED THAT any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

         SECTION 9.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 9.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, including any subsequent holder of the Note; PROVIDED, HOWEVER, that the Borrower may not assign any of its rights or obligations hereunder without the written consent of the Lender.

         SECTION 9.9. AMENDMENTS. Any provision of this Agreement, the Note or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

         SECTION 9.10. FEES AND INDEMNIFICATION. (a) The Borrower agrees to pay the reasonable fees and disbursements of counsel to the Lender, in connection with the preparation and execution of this Agreement and the other Loan Documents, and any recording or filing of any of the foregoing, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to pay the Lender or any other holder of the Obligations all costs and expenses (including court costs and attorneys' fees) incurred or paid by the Lender or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any other Loan Document or any other instrument or document delivered thereunder.

         (b) The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all reasonable expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any other Loan Document, the Collateral (including without limitation any environmental claims or liabilities related to any property subject to a Mortgage Loan) the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         SECTION 9.11. ACKNOWLEDGEMENT OF ASSUMPTION. The Borrower acknowledges and agrees that pursuant to the Merger it has assumed al indebtedness, obligations and liabilities of Homesense, including all liabilities of Homesense to the Lender under the Homesense Credit Agreement which is being terminated as contemplated by Section 6.1(g) hereof. The Borrower hereby confirms its assumption of all Obligations under the Homesense Credit Agreement and agrees that the same shall be evidenced by the Note of the Borrower issued pursuant hereto.

         SECTION 9.12. GOVERNING LAW. This Agreement and the Note, and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to the internal laws thereof with respect to conflicts of law.

         SECTION 9.13. HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         SECTION 9.14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

         SECTION 9.15. TERMS OF COLLATERAL DOCUMENTS NOT SUPERSEDED. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

         SECTION 9.16. CONSTRUCTION. The parties hereto acknowledge and agree that this Agreement shall not be construed more in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

         Upon execution hereof by all the parties, this Agreement shall be a contract among the parties for the purposes hereinabove set forth.

         Dated as of May 2, 2000.


                                            HOMEGOLD, INC.



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

         The undersigned executes and delivers this Agreement for purposes of confirming its agreements set forth in Section 7.5, 7.14, 7.15 and 7.16 thereof.


                                            HOMEGOLD FINANCIAL, INC.



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

         Accepted and agreed to as of the day and year last above written.



                                            HOUSEHOLD COMMERCIAL FINANCIAL
                                              SERVICES, INC.



                                            By:
                                                --------------------------------
                                                       Michael J. Hammond
                                                       Vice President

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE



$40,000,000                                                          May 2, 2000



         FOR VALUE RECEIVED, the undersigned, HOMEGOLD, INC., South Carolina corporation (the "BORROWER"), promises to pay to the order of HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC. (the "LENDER") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of the Lender in Wood Dale, Illinois, in immediately available funds, the principal sum of Forty Million Dollars ($40,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under the Revolving Credit pursuant to such Credit Agreement and with each such Loan to mature and become payable as provided in such Credit Agreement, together with interest on the principal amount of each such Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Lender shall record on its books or records or on a schedule attached to this Note, each Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it under the Revolving Credit pursuant to the Credit Agreement together with accrued interest thereon.

         This Note is the Note referred to in the Credit Agreement dated May 2, 2000, between the Borrower and the Lender (such Credit Agreement as the same may from time to time be amended or restated being referred to as the "CREDIT AGREEMENT") and payment hereof is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement and Collateral Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

         Prepayments may be made hereon, certain prepayments are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement and Collateral Documents.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

         This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

                                            HOMEGOLD, INC.




                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT B


                  STATES IN WHICH THE BORROWER IS QUALIFIED TO
                         CONDUCT BUSINESS AS OF CLOSING

                                    EXHIBIT C

                               REQUIRED DOCUMENTS

         1. Mortgage note executed by a third party in favor of the Borrower (properly endorsed or assigned to the Borrower if purchased by the Borrower) and endorsed by the Borrower in blank.

         2. Mortgage or deed of trust securing above mortgage note. In lieu of executed, original recorded documents, the Lender will accept a copy which has been stamped as having been recorded by the appropriate recorders office or, a copy of said mortgage or deed of trust accompanied by a transmittal letter from the Closing Agent to the appropriate recording office so long as the original recorded mortgage or a copy thereof indicating the original has been recorded from the appropriate recorder's office is delivered to the Lender within 60 days from the date the Borrower funded such Mortgage Loan or the date the Borrower acquired such Mortgage Loan, as appropriate.

         3. Assignment of the mortgage or deed of trust by the Borrower in blank and in recordable form and the original or a duly certified copy of a proper assignment or assignments of the related mortgage or deed of trust from the original holder, through and subsequent transferees to the Borrower duly recorded. The assignment by the Borrower to the Lender shall not be filed for record unless the Lender shall determine in its sole discretion that it is necessary to do so in connection with the perfection of the security interest therein, such recordation to be at the Borrower's expense.

         4. Either an appraisal conforming to General Underwriting Guidelines or a statement from the Borrower that no appraisal was required under the General Underwriting Guidelines.

         5. Either a policy of title insurance written by a title company insuring the mortgage or deed of trust as a first or second, as appropriate, lien on the Property and in amount and containing exceptions satisfactory to the Lender or a commitment from such title company indicating that such a policy will be issued and such policy is delivered to lender within 30 days from the date of such commitment.

         6. Original, or certified true and correct copy of the applicable HUD-1 statement.

         7.  Copy of Credit Bureau Report of obligors on Mortgage Loan.

         8.  Copy of Credit Application of obligors on Mortgage Loan.

         9.  Acknowledgement of Wet Funding Advice signed by Closing Agent.

         10. HCFS's Mortgage Loan Cover Sheet (form attached).

                                   EXHIBIT C-1

                          ADDITIONAL REQUIRED DOCUMENTS

         1. Other documentation as the Lender may deem appropriate, as well as documentation necessary to fulfill requirements of take-out commitments.

         2. The Borrower will execute at any time such additional documents as may be necessary in the opinion of the Lender to transfer to the Lender for the title to any Collateral pledged and/or hypothecated pursuant to the Security Agreement.

                                    EXHIBIT D

                                  SUBSIDIARIES




     NAME                        JURISDICTION OF                    PERCENTAGE
     ----                         INCORPORATION                    OF OWNERSHIP
                                 ---------------                   ------------

                                    EXHIBIT E

                                 HOMEGOLD, INC.

                           BORROWING BASE CERTIFICATE


To:      Household Commercial Financial Services, Inc.

         Pursuant to the terms of the Credit Agreement dated as of May 2, 2000 between us (the "CREDIT Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.


         A.        Borrowing Base

                   1.       Gross Mortgage Loans                                                       _________
                                                                                                          A1
                   2.       Less:

                            (a)      Owed by an account debtor who is an                 _________
                            Affiliate, Shareholder, or Employee

                            (b)      Owed by an account debtor who is in an              _________
                            insolvency or reorganization proceeding

                            (c)      Unpaid more than 30 days                            _________

                            (d)      Subject to claims, offsets or defenses              _________

                            (e)      Rewritten or otherwise non-performing               _________

                            (f)      Included in Borrowing Base for more than            _________
                            90 days

                            (g)      Otherwise Ineligible                                _________

                            Sum of Lines A2(a)-A2(g)                                                   _________
                                                                                                          A2

                   3.       Eligible Mortgage Loans (line A1 minus A2)                                 _________
                                                                                                          A3

                   4.       Borrowing Base (line A3 x 100%)(1)                                         _________
                                                                                                          A4

         B.        Revolving Credit Loans                                                              _________
                                                                                                           B

         C.        Unused Availability                                                                 _________
                   (Commitment Amount minus Line B)                                                        C

----------
(1) Subject to reduction as provide in the Credit Agreement

         Dated as of this _______ day of ____________, _____.


                                    HOMEGOLD, INC.



                                    By:
                                        ----------------------------------
                                    Its:
                                         ---------------------------------

                                    EXHIBIT F

                                 HOMEGOLD, INC.

                             COMPLIANCE CERTIFICATE


To:      Household Commercial Financial Services, Inc.

         This Compliance Certificate is furnished to you pursuant to the requirements of Section 7.5 of that certain Credit Agreement dated as of May 2, 2000 (the "CREDIT AGREEMENT"), by and between HOMEGOLD FINANCIAL, INC. (the "BORROWER") and you (the "LENDER"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         The Undersigned hereby certifies that:

         1. I am the duly elected _____________________________________ of the
Borrower;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. The financial statements required pursuant to Section 7.5 of the Credit Agreement and being furnished to you concurrently with this certificate are true, correct and complete as of the dates and for the periods covered thereby; and

         5. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, correct and complete and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

          -------------------------------------------------------

          -------------------------------------------------------

          -------------------------------------------------------

          -------------------------------------------------------

          -------------------------------------------------------

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of
__________________ _____.


                                    -------------------------------------
                                    --------------------, ----------------
                                    (Type or Print Name)   (Title)

                      ATTACHMENT TO COMPLIANCE CERTIFICATE

                                 HOMEGOLD, INC.

                  COMPLIANCE CALCULATIONS FOR CREDIT AGREEMENT
                             DATED AS OF MAY 2, 2000
                       CALCULATIONS AS OF ____________, __

A.       TANGIBLE NET WORTH (SECTION 7.14)
         1.       Total shareholder's equity (Net Worth)                                         $ _____________
                                                                                                         A1
         2.       Line A1 must be greater than                                                   $
                                                                                                   -------------
         3.       Borrower in compliance? (circle)                                                      yes/no

B.       LEVERAGE RATIO (SECTION 7.15)

         1.       Total Liabilities                                                              $ _____________
                                                                                                           B1

         2.       Net Worth (Line A1 above)                                                      $ _____________

         3.       Ratio of Line B1 to Line B2                                                        _________:1.00

         4.       Line B3 ratio must not exceed                                                      _________:1.00

         5.       Borrower in compliance? (circle)                                                      yes/no

C.       NET INCOME (SECTION 7.16)

         1.       Net Income for quarter                                                         $ _____________

         2.       Line C1 amount must be equal to or greater
                  than                                                                           $ _____________

         3.       Borrower in compliance? (circle)                                                      yes/no

                                    EXHIBIT G

                               PENDING LITIGATION

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES



GENERAL                    1.    Household will purchase first mortgages and
                                 fixed-rate, closed-end home equity loans (HELs) in all states except Alabama. Household will purchase home equity lines of credit (HELOCs) in selected states; please refer to Section 6 for program availability. All loans purchased by Household must comply with state limitations. Negatively amortizing loans are unacceptable.

                           2. Adjustable rate mortgages will be qualified at the lower of the note rate plus 2% or the index plus the margin. Mortgages having a minimum of a two-year fixed rate period (such as the 2 year LIBOR or 3/1 CMT) will be qualified at the start rate.

                           3. Household's lending program may be used for primary residences, one-unit second homes and investor properties.

                           4. Credit documents are to be no more than 60 days old at the time of underwriting and must be dated within 90 days of the Note date.

                           5. Household will purchase mortgages made to natural persons only, who have reached the age of majority in the jurisdiction where the subject property is located. Mortgages made to corporations, partnerships, trusts, etc., are unacceptable.

                           6.    Household will not purchase blanket or
                                 wrap-around mortgages, nor second mortgages that are subordinate to a wrap-around mortgages and cross-collateralization is not allowed.

                           7. The granting of a long-term mortgage to a borrower for the purpose of replacing interim financing used to fund the construction of a new residence will be treated as a refinance transaction. The value will b based on the lesser of acquisition cost (and value + cost of construction) or appraised value. If the site was owned less than one year, the lesser of the purchase price or appraised value will be used to determine site value. If the site was owned one year or more, the site value from the appraisal may be utilized. The purchase price of the site and construction costs must be fully documented.

                           8.    Household considers the payoff of an
                                 installment land contract or a lease purchase agreement a purchase-money transaction when all of the proceeds are used to pay the outstanding balance on the contract. Household considers the payoff of an installment land contract a refinance when the proceeds exceed the outstanding balance on the contract.

                           9. If the borrower has been in title less than one year, the lesser of the sales price or appraised value will be used to calculate LTV for all refinance transactions. If no sales price is available, the maximum LTV will be reduced by 10%.

                           10. Household will purchase a maximum of three mortgage loans, up to $1,000,000 in total, to the same borrower.

                           11. Loan originators are required to conform with all applicable federal, state and local statutes and regulations regarding mortgage lending policies, practices and procedures.

                           12. No loans will be purchased where the total fees charged to the borrower by the lender exceed 10%, excluding appraisal and title report fees.

                           13. Section 32 loans with debt ratios greater than 50% will not be considered.

PROPERTIES

                           1.    1-4 family residential properties.

ACCEPTABLE
PROPERTIES                 2.    Condominiums, where the project is complete
                                 with no additional phasing or annexation, at least 90% sold and closed, at least 60% owner-occupied; control of Homeowners
                                 Association (HOA) turned over to individual unit owners for at least one year, no more than 10% of units an be owned by a single entity;
                                 and otherwise meet current FNMA Type A
                                 guidelines. Household will not purchase
                                 mortgage loans on more than 10% of the units in a single condo project.

                           3. Planned Unit Developments (PUDs) which are at least 90% sold and closed, with control of HOA turned over to unit owners, and which otherwise meet FNMA guidelines. Single family detached residences located in a PUD are not subject to the above restrictions provided the HOA monthly assessment is minimal and the only common elements are greenbelts, berms, and similar types of minor improvements.

                           4. Modular, panelized, or prefabricated homes that are situated on permanent foundations; have assumed the characteristics of conventional site-build housing; and where there is proven, demonstrated market acceptance as evidence by at lease two recent, similar comparable sales included in the appraisal.

                           5. Double-wide manufactured homes (please refer to page 3-5)

UNACCEPTABLE
PROPERTIES                 1.    Single-wide mobile homes

                           2.    Unimproved parcels of land

                           3.    Cooperative units

                           4.    Time sharing units

                           5.    Properties in trust

                           6. Properties used for agricultural or commercial purposes

                           7. Unique properties (e.g., geodesic domes, earth homes, etc.)

                           8.    Properties not suitable for year-round
                                 occupancy

                           9. Properties currently listed for sale (purchase transactions accepted)

                           10. Properties with health and/or safety hazards, adverse environmental conditions, etc.

PROPERTY
REQUIREMENTS               1.    Real property must be owned in fee simple to be
                                 acceptable collateral; however, leasehold properties are acceptable if they meet FNMA guidelines; i.e., lease must exceed the term of the new mortgage by at least five years (ten years in Hawaii). All appraisals performed on leasehold properties must contain a minimum of two leasehold comparable sales.

                           2. Properties quit claimed within six months of the Note date are ineligible for purchase by Household.

                           3. The mortgaged property must evidence all applicable types of insurance (hazard, flood, etc.) in proper amounts of coverage, with the loan originator, its successors and/or its assigns, listed as mortgagee in loss payee clause in correct lien position.

                           4. A termite inspection report will be required for purchase-money mortgages where one is provided for in the real estate sales contract. Termite inspections will not otherwise be required unless recommended by the appraiser as a result of a visual inspection, or if the mortgaged property is situated on a pillar and post foundation.

                           5. A well and/or septic inspection report will be required for purchase money mortgages where one is provided for in the real estate sales contract. Well and/or septic inspections will not otherwise be required unless recommended by the appraiser as a result of a visual inspection. However, whenever a subject property is serviced by a well and/or septic system, the mortgagor must hold the lender and its successors/assigns, harmless from any liability for any condition or problem, pre-existing or otherwise, regarding the subject well and/or septic system.

                           6. A Plat of survey is required at closing in jurisdictions where such surveys are available only as needed to clear any survey exceptions noted on the title commitment/preliminary title report. Household will not purchase any mortgage loan with a survey exception noted on Schedule B of the final policy of title insurance.

                           7.    Any tax liens must be paid off at closing.

                           8. Household will not purchase loans secured by any property where said property, or our lien interest therein could in any way be damaged, impaired, defeated, or extinguished by the operation of any covenants, conditions, restrictions, or rights of record, including any reversionary rights, which would be disclosed by proper title evidence in full compliance with Household requirements.


FACTORY-BUILT HOUSING GUIDELINES

INTRODUCTION               Factory-build homes include modular, panelized,
                           prefabricate, manufactured, and mobile homes.
                           Single-wide mobile homes are not eligible as security for mortgage loans sold to Household. Quality of construction and marketability are key concerns when evaluating factory-built housing.

FACTORY-BUILT
GUIDELINES                 When factory-built homes meet the following criteria,
                           they represent an acceptable risk to Household.

                           1.    The subject property must assume the
                                 characteristics of site-built construction in both its appearance and functional utility.

                           2. The overall quality of construction is rated very good to excellent per Marshall and Swift Residential Cost Handbook specifications.

                           3. The property was built after January 1976, is double-wide or larger (minimum width 22 feet), and meets all applicable state, local, or BOCA (Building Officials and Code Administrators International) building codes, with proof of certificate provided in the appraisal report.

                           4. The home must be permanently attached and anchored to a permanent foundation and must be legally classified as real property. Any wheels, axles, and trailer hitches must be removed from the factory-build home. No leaseholds or land for which there is a pre-existing mortgage. If a purchase-money transaction, the purchase of the land and the unit must represent a single real estate transaction.

                           5. Owner-occupied, primary residences only. No second homes or investor properties. Full documentation level only.

                           6. Comparables must support marketability and value. If described a "manufactured home" or "double-wide", the comparable must include no more than on site-built home.

                           7. All necessary legal documentation should be accomplished perfect a security interest in real estate.

LTV ADJUSTMENTS            Double-wide are subject to a 10% reduction, with the
                           maximum LTV/CLTV limited to 80%.


DEBT-TO-INCOME CALCULATION

ELIGIBLE INCOME            Borrowers must have a history of receiving stable
                           income from employment or other applicable sources.
                           All income necessary to qualify for the loan must have a reasonable expectation of continuation and must be verified in writing. all gaps in employment must be satisfactorily explained in writing and must contain the borrower's signature.

                           The Eligible Income Verification Chart, located on the following page, reflects various types of income and the requirements for history of receipt, continuation, and verification.